AMENDMENT #1 TO PROMISSORY NOTE

This Amendment #1 ("Amendment") to the promissory note originally dated as of April 11, 2011 by and among Silver Dragon Resources, Inc., a Delaware corporation ("Lender") and **GEL Properties, LLC**, a Delaware limited liability company ("Company") ("Original Note") is dated this 12th date of October, 2011 and is amended as follows:

WHEREAS, the face amount of the Original Note was $300,000.00; and

WHEREAS, the Company is making a payment of $200,000.00 on the Original Note on even date herewith, which leaves behind a balance of $100,000.00 remaining on the Original Note; and

WHEREAS, the parties desire to amend the terms of the remaining $100,000.00 as follows:

1. Section(s) 1 and 2 of the Original Note are amended to read as follows:

" 1. Principal and Interest

FOR VALUE RECEIVED, GEL Properties, LLC, a Delaware Limited Liability Company (the "Company") hereby absolutely and unconditionally promises to pay to Silver Dragon Resources, Inc. (the "Lender"), the principal amount of one hundred thousand dollars ($100,000) on January 31, 2012, unless the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended on January 31, 2012, at which time this Note will come due on April 11, 2012. This note shall bear simple interest at the rate of 6%. This note is subject to offset pursuant to an existing convertible promissory note between the Company and the Lender.

2. Repayments and Prepayments; Security.

a. All principal under this Note shall be due and payable at on January 31, 2012, unless the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended on October 11, 2011, at which time this Note will come due on April 11, 2012."

2. This Amendment may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

3. Governing Law. This Amendment shall be governed in all respects by the laws of the

State of New York.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or e-mail in pdf format shall be effective as delivery of a manually executed counterpart. Any party so delivering this Amendment shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or e-mail transmission.

5. Balance of Original Note. All terms not defined herein shall have the meaning given to them in the Original Note. The Original Note shall remain in full force and effect except as modified herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, as of the day and year first above written.

COMPANY:

GEL PROPERTIES, LLC

By: ______________________

Name and Title: Morris Lichtenstein, Manager

LENDER:
SILVER DRAGON RESOURCES INC.
By: ______________________
Name: Mac Hazout
Title: CEO